Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

Bay Banks Of Virginia, Inc.

Kilmarnock, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112947) and in the related Prospectus, of our report, dated January 30, 2004, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. and subsidiaries included in the 2003 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 26, 2004